UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 29, 2016

Paragon Offshore plc
(Exact name of Registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

3151 Briarpark Drive, Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 330 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
As previously reported, on February 12, 2016, Paragon Offshore plc (“Paragon”) and certain of its subsidiaries (collectively, the “Company”) entered into a plan support agreement (the “PSA”) with respect to the terms of a chapter 11 plan of reorganization with holders of its 6.75% senior unsecured notes maturing July 2022 and 7.25% senior unsecured notes maturing August 2024 (together, the “Noteholders”) together with lenders (the “Revolver Lenders”) under the Company’s Senior Secured Revolving Credit Agreement (the “Revolving Credit Agreement”). As also previously reported, on February 14, 2016, the Company filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). In connection with the Bankruptcy Cases, on August 5, 2016, the Company filed an amended and restated plan of reorganization (the “Amended Plan”).

On November 15, 2016, the Bankruptcy Court entered an order denying confirmation of the Amended Plan. On November 29, 2016, the Noteholders and the Revolver Lenders gave notice of the termination of the PSA, effective December 2, 2016, as a result of, among other things, the lapse of the outside milestone date required under the PSA for confirmation of the Amended Plan. The Company is in discussions with the Noteholders, Revolver Lenders and lenders under the Company’s Senior Secured Term Loan Agreement concerning a new or amended plan of reorganization.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the Company’s reorganization, the ability of the Company to implement the plan of reorganization, the general nature of the oil and gas industry, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, the Company’s most recently filed Quarterly Report on Form 10-Q, and in its other filings with the Securities and Exchange Commission (the “SEC”), which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

Date: November 30, 2016	By:	/s/ Todd D. Strickler
	Name:	Todd D. Strickler
	Title:	Senior Vice President of Administration, General Counsel and Corporate Secretary